ARTHUR ANDERSEN LLP



                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the inclusion in this Form S-8 Registration Statements of Alltrista Corporation pertaining to
Alltrista  Corporation  1998  Long-Term  Equity  Incentive Plan (No. 333-67033),
Alltrista  Corporation  1996  Employee  Stock  Purchase  Plan  (No.  333-27459),
Alltrista Corporation 1996 Stock Option Plan for Nonemployee Directors (No. 333-27461, Employee Stock Purchase Plan of Altrista Corporation (No. 33-60624), 1993 Restricted Stock Plan and 1993 Stock Option Plan (No. 33-60730), and 1993 Stock Option Plan for Nonemployer Directors of Alltrista Corporation (No. 33-60622), of our report dated January 17, 1997 with respect to the financial statements of Triangle Plastics, Inc. included in this Current Report on Form 8-KA of Alltrista Corporation dated July 12, 1999. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1996 or performed any audit procedures subsequent to the date of our report.







                                                          /s/ARTHUR ANDERSEN LLP

Milwaukee  Wisconsin
July  8,  1999